Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350

The undersigned, Johnny Jordan, Chief Executive Officer of Royale Energy, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2019	By:	/s/ Johnny Jordan
Johnny Jordan, Chief Executive Officer